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                                                                   EXHIBIT 23(b)
                                                                   -------------


CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference of our report dated March 15, 1999, with respect to the financial statements of The TRW Canada Stock Savings Plan for the year ended December 31, 1998, included as Exhibit 99(a) to the TRW Inc. Annual Report on Form 10-K for the year ended December 31, 1998, in TRW Inc.'s Registration Statement No. 333-06633 on Form S-8 pertaining to The TRW Canada Stock Savings Plan and the related prospectus.


                                                           /s/ Ernst & Young LLP


                                                           Chartered Accountants


Hamilton, Ontario
March 19, 1999